Exhibit 99.1

Blueknight Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

On December 20, 2020, BKEP Crude, L.L.C and BKEP Supply and Marketing LLC, each a wholly-owned subsidiary of Blueknight Energy Partners, L.P. (“the Partnership”), entered into a definitive agreement to sell the Partnership’s crude oil pipeline business by means of a sale of all of the equity interests in certain subsidiaries of the Partnership and certain supply and marketing contracts for a total purchase price of $20.0 million, subject to customary adjustments and excluding crude oil linefill and inventory (the “Divestiture”). The Partnership closed the Divestiture on February 1, 2021. The Divestiture qualifies as discontinued operations as it represents a strategic shift that will have a major effect on the Partnership’s operations and financial results.

The unaudited pro forma condensed consolidated financial data of the Partnership was derived from historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Divestiture occurred on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020, and the years ended December 31, 2019 and 2018, give effect to the Divestiture as if it occurred as of January 1, 2018. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Partnership’s historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what the Partnership’s consolidated financial position and results of operations would have been had the Divestiture occurred on the dates indicated and is not necessarily indicative of the Partnership’s future consolidated financial position and results of operations.

The pro forma adjustments remove the Divestiture’s consolidated assets, liabilities and results of operations and also give effect to adjustments to reflect the cash proceeds and use of such proceeds from the Divestiture. The Partnership expects to use the cash proceeds to repay outstanding borrowings under its revolving credit facility.

BLUEKNIGHT ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands, except unit data)

	Historical(a)	Crude Oil Pipeline Divestiture(b)	Transaction Accounting Adjustments		Unaudited Pro Forma Balance Sheet

ASSETS
Current assets:
Cash and cash equivalents	$972	$21,700	$(21,700)	(c)	$972
Accounts receivable, net	15,039	(10,783)	-		4,256
Receivables from related parties, net	1,006	-	-		1,006
Other current assets	7,783	(1,255)	-		6,528
Total current assets	24,800	9,662	(21,700)		12,762
Property, plant and equipment, net	222,881	(59,244)	-		163,637
Goodwill	6,728	-	-		6,728
Debt issuance costs, net	1,591	-	-		1,591
Operating lease assets	9,009	(102)	-		8,907
Intangible assets, net	12,029	(2,084)	-		9,945
Other noncurrent assets	1,047	(329)	-		718
Total assets	$278,085	$(52,097)	$(21,700)		$204,288
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$2,281	(345)	-		1,936
Accounts payable to related parties	837	-	-		837
Accrued crude oil purchases	3,668	(3,668)	-		-
Accrued crude oil purchases to related parties	7,425	(7,425)	-		-
Accrued interest payable	318	-	-		318
Accrued property taxes payable	3,451	(825)	-		2,626
Unearned revenue	3,874	(30)	-		3,844
Unearned revenue with related parties	2,910	-	-		2,910
Accrued payroll	4,794	(433)	-		4,361
Current operating lease liability	1,827	(15)	-		1,812
Other current liabilities	2,802	(686)	-		2,116
Total current liabilities	34,187	(13,427)	-		20,760
Long-term unearned revenue with related parties	4,224	-	-		4,224
Other long-term liabilities	927	(134)	-		793
Noncurrent operating lease liability	7,221	(78)	-		7,143
Long-term debt	260,592	-	(21,700)	(c)	238,892
Commitments and contingencies
Partners’ capital(deficit):
Common unitholders (41,198,088 units issued and outstanding)	349,160	(37,849)	-		310,702
Preferred unitholders (35,125,202 units issued and outstanding)	253,923	-	-		253,923
General partner interest (1.6% interest with 1,225,409 general partner units outstanding)	(632,149)	(609)	-		(632,149)
Total partners’ capital (deficit)	(29,066)	(38,458)	-		(67,524)
Total liabilities and partners’ capital (deficit)	$278,085	$(52,097)	$(21,700)		$204,288

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BLUEKNIGHT ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except unit data)

	Historical(a)	Crude Oil Pipeline Divestiture(b)	Transaction Accounting Adjustments		Unaudited Pro Forma

Service revenue:
Third-party revenue	$39,935	$(1,286)	$4,364	(d)	$43,013
Related-party revenue	12,945	-	-		12,945
Lease revenue:
Third-party revenue	27,051	-	-		27,051
Related-party revenue	19,239	-	-		19,239
Product sales revenue:
Third-party revenue	119,068	(119,068)	-		-
Total revenue	218,238	(120,354)	4,364		102,248
Costs and expenses:
Operating expense	73,066	(10,149)	-		62,917
Operating expense, intercompany	-	(4,364)	4,364	(d)	-
Cost of product sales	41,133	(41,133)	-		-
Cost of product sales from related party	63,671	(63,671)	-		-
General and administrative expense	11,008	(295)	-		10,713
Asset impairment expense	6,417	(2,821)	-		3,596
Total costs and expenses	195,295	(122,433)	4,364		77,226
Gain (loss) on disposal of assets	426	(56)	-		370
Operating income	23,369	2,023	-		25,392
Other income (expenses):
Other income	969	-	-		969
Interest expense	(8,586)	179	491	(e)	(7,916)
Income before income taxes	15,752	2,202	491		18,445
Provision for income taxes	8	-	-		8
Net income	$15,744	$2,202	$491		$18,437

Allocation of net income (loss) for calculation of earnings per unit:
General partner interest in net income	$249	35	7		291
Preferred interest in net income	$18,836	-	-		18,836
Net income (loss) available to limited partners	$(3,341)	2,167	484		(690)

Basic and diluted net income (loss) per common unit	$(0.08)	$0.05	$0.01		$(0.02)

Weighted average common units outstanding - basic and diluted	41,072	-	-		41,072

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BLUEKNIGHT ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except unit data)

	Historical(a)	Crude Oil Pipeline Divestiture(b)	Transaction Accounting Adjustments			Unaudited Pro Forma

Service revenue:
Third-party revenue	$61,811	$(6,686)		$6,486	(d)	$61,611
Related-party revenue	16,053	(266)		-		15,787
Lease revenue:
Third-party revenue	41,712	-		-		41,712
Related-party revenue	20,443	-		-		20,443
Product sales revenue:
Third-party revenue	231,051	(231,051)		-		-
Total revenue	371,070	(238,003)		6,486		139,553
Costs and expenses:
Operating expense	103,289	(16,088)		-		87,201
Operating expense, intercompany	-	(6,486)		6,486	(d)	-
Cost of product sales	83,319	(83,319)		-		-
Cost of product sales from related party	134,162	(134,162)		-		-
General and administrative expense	14,095	(438)		-		13,657
Asset impairment expense	2,476	-		-		2,476
Total costs and expenses	337,341	(240,493)		6,486		103,334
Gain (loss) on disposal of assets	453	836		-		1,289
Operating income	34,182	3,326		-		37,508
Other income (expenses):
Other income	268	-		-		268
Interest expense	(15,975)	408		1,056	(e)	(14,511)
Income before income taxes	18,475	3,734		1,056		23,265
Provision for income taxes	63	(4)		-		59
Net income	$18,412	$3,738		$1,056		$23,206

Allocation of net income (loss) for calculation of earnings per unit:
General partner interest in net income	$337	$59		$17		$413
Preferred interest in net income	$25,115	$-	$			$25,115
Net income (loss) available to limited partners	$(7,040)	$3,679		$1,039		$(2,322)

Basic and diluted net income (loss) per common unit	$(0.17)	$0.09		$0.02		$(0.06)

Weighted average common units outstanding - basic and diluted	40,755	-		-		40,755

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BLUEKNIGHT ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(in thousands, except unit data)

	Historical(a)	Crude Oil Pipeline Divestiture(b)	Transaction Accounting Adjustments		Unaudited Pro Forma

Service revenue:
Third-party revenue	$58,756	$(6,384)	$5,284	(d)	$57,656
Related-party revenue	22,131	(445)	-		21,686
Lease revenue:
Third-party revenue	42,067	(484)	-		41,583
Related-party revenue	25,961	-	-		25,961
Product sales revenue:
Third-party revenue	235,438	(235,428)	-		10
Related-party revenue	482	-	-		482
Total revenue	384,835	(242,741)	5,284		147,378
Costs and expenses:
Operating expense	113,890	(19,700)	-		94,190
Operating expense, intercompany	-	(5,284)	5,284	(d)	-
Cost of product sales	126,776	(126,776)	-		-
Cost of product sales from related party	102,469	(102,469)	-		-
General and administrative expense	15,995	(589)	-		15,406
Asset impairment expense	53,068	(41,982)	-		11,086
Total costs and expenses	412,198	(296,800)	5,284		120,682
Gain (loss) on disposal of assets	149	(1,994)	-		(1,845)
Operating income	(27,214)	52,065	-		24,851
Other income (expenses):
Gain on sale of unconsolidated affiliate	2,225	-	-		2,225
Interest expense	(16,860)	667	-		(16,193)
Income before income taxes	(41,849)	52,732	-		10,883
Provision for income taxes	198	3	-		201
Net income	$(42,047)	$52,729	$-		$10,682

Allocation of net income (loss) for calculation of earnings per unit:
General partner interest in net income	$(512)	$842	$-		$330
Preferred interest in net income	$25,115	$-	$-		$25,115
Net income (loss) available to limited partners	$(66,650)	$51,887	$-		$(14,763)

Basic and diluted net income (loss) per common unit	$(1.61)	$1.25	$-		$(0.36)

Weighted average common units outstanding - basic and diluted	40,348	-	-		40,348

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BLUEKNIGHT ENERGY PARTNERS, L.P.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Divestiture as if it had occurred as of January 1, 2018, in the unaudited pro forma statements of operations for the nine months ended September 30, 2020, and the years ended December 31, 2019 and 2018, and on September 30, 2020, in the unaudited pro forma balance sheet. The Partnership agreed to sell the crude oil pipeline business for $20.0 million, which was reduced by $1.5 million that was placed in an escrow account, plus $3.2 million for crude oil linefill and inventory to arrive at closing consideration of $21.7 million in cash, subject to customary post-closing adjustments.  The Partnership expects to receive a portion of the escrow fund over the course of two years, but due to uncertainty of the amount to be received, a receivable is not reflected in the pro forma financials.

The Partnership’s sale of the crude oil pipeline business was accounted for as a sale of nonfinancial assets that meet the definition of a business.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a)	The amounts in this column represent the historical actual financial position or results for the periods presented.

(b)	The amounts in this column represent, for the Divestiture, actual financial position or results for the periods presented.

(c)	Represents estimated use of cash proceeds to repay long-term debt.

(d)

Represents intercompany revenues earned in a different business segment for services that can be provided to a third-party on a continuing basis and the related cost of services to that business segment.

(e)	Reflects interest expense reduction for the associated long-term debt repayment of $21.7 million assuming an interest rate of approximately 3.01% for the nine months ended September 30, 2020 and 4.87% for the year ended December 31, 2019, which is based on the Company’s weighted average interest rate for the respective periods and expected interest savings.